Exhibit 99.1

Presidio, Inc. Announces Proposed Secondary Public Offering

NEW YORK, NY, Nov. 14, 2017 – Presidio, Inc. (NASDAQ:PSDO) (“Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to middle-market customers, today announced the commencement of a proposed secondary public offering of 8,000,000 shares of the Company’s common stock by certain funds affiliated with Apollo Global Management, LLC (the “Selling Stockholder”). The underwriters will have a 30-day option to purchase up to an additional 1,200,000 shares of common stock from the Selling Stockholder. The Company is not selling any shares and will not receive any proceeds from the proposed offering.

J.P. Morgan and Citigroup are acting as joint book-running managers for the offering and representatives of the underwriters. RBC Capital Markets is also acting as a joint book-running manager for the offering. Barclays, Credit Suisse, Goldman Sachs & Co. LLC, Wells Fargo Securities, Evercore ISI and Deutsche Bank Securities are acting as book-running managers for the offering. Guggenheim Securities, Apollo Global Securities and LionTree Advisors are acting as co-managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A preliminary prospectus relating to the offering has been filed with the Securities and Exchange Commission and is available on its Web site, http://www.sec.gov/. Copies of the preliminary prospectus also may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free: (866) 803-9204, email: prospectus-eq_fi@jpmchase.com; and Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Presidio

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. We serve approximately 7,000 middle-market, large, and government organizations across a diverse range of industries. More than 2,700 Presidio professionals, including more than 1,500 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $2.8 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry. Presidio is controlled by funds affiliated with Apollo Global Management, LLC (NYSE:APO).

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: the completion and timing of the offering, future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Contact Information

Investor Relations Contact:

Ed Yuen

866-232-3762

investors@presidio.com

Media Contact:

Dori White

Vice President of Corporate Marketing

212-324-4301

doriwhite@presidio.com